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                                    AGREEMENT


         THIS AGREEMENT made and entered into this July 16th, 1996, by and between
         FREEMAN SPOGLI & CO., INCORPORATED, FS EQUITY PARTNERS III, L.P., FS EQUITY PARTNERS INTERNATIONAL, L.P. (collectively referred to as "FS") and CHASE MANHATTAN CAPITAL CORPORATION ("Chase").
         MONTROSE VALUE FUND LIMITED PARTNERSHIP and MONTROSE FINANCIAL NO. 6 LIMITED PARTNERSHIP (collectively referred to "Montrose") and
W. CLAY HAMNER ("Hamner") and WAYNE M. ROGERS ("Rogers"); and
         THE PANTRY, INC. ("The Pantry").

                              PRELIMINARY STATEMENT

         A dispute exists between the parties and is the subject of a pending action entitled "MONTROSE, ET AL. V. FREEMAN SPOGLI, ET AL." (Civil Action No. 96-CVS-1220, Durham County Superior Court) ("the
Action"). The parties have agreed to the full settlement and resolution of this dispute and the Action and all matters relating to The Pantry and purchase and sale of stock of The Pantry, as set forth in this Agreement.
         NOW, THEREFORE in consideration of the mutual promises and releases herein, the parties for themselves, successors and assigns agree as follows:
         1. Purchase of Montrose Stock. FS and Chase will purchase all of Montrose's stock in The Pantry (being 54,828 shares of common stock and 12,500.784 shares of preferred stock) for a total sales price of $20,834,640.00 ("the Sales Price"), payable by wire


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transfer, with said purchase by FS and Chase to be in amounts reflecting the original stock purchase agreement.
         2. Closing Date. The purchase of the stock ("the Closing") shall take place on or before the tenth day after HSR Approval (as defined below). The later of such date by which the Closing is required to occur, or the tenth day after the Approval Deadline, is referred to herein as the "Outside Date."
         3. Conditions to Purchase. FS and Chase shall not be obligated to purchase said Montrose stock unless the following conditions are satisfied:
                  a. HSR Approval. The waiting period under Hart-Scott- Rodino Antitrust Improvement Act of 1976 as amended (the "HSR Act") shall have expired or "early termination" shall have been granted with respect thereto (either condition of which is referred to herein as "HSR Approval"), prior to August 31, 1996 (the "Approval Deadline").
                  FS in cooperation with The Pantry shall make good faith efforts to promptly secure HSR Approval, as provided in Section 10. Montrose, Hamner and Rogers, may, for up to an additional ten (10) days, at their discretion, in writing to The Pantry, extend beyond August 31, 1996, the Approval Deadline. Counsel for FS will provide counsel for Montrose with written certification of the HSR notification at the time of its submission.
                  b. No injunction or court order. No state or federal governmental authority or other agency or state court shall

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         have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which has been expressly determined by a federal or state regulatory agency or court of competent jurisdiction to prohibit the consummation of the purchase hereunder. In the event of such an injunction, court order, or similar directive, FS and Chase shall expeditiously undertake to take all reasonable steps necessary to have the injunction, order or similar directive lifted, or to consummate the purchase in a manner that is not violative of such injunction, order or similar directive. Montrose, Hamner and Rogers shall cooperate in all reasonable respects in such efforts. In the event such an injunction, order, or similar directive is made by any federal or state agency or court of competent jurisdiction, then all deadlines and dates called for hereunder shall be tolled to not later than September 10, 1996 pending the attempts by FS and Chase to remove the impediments to consummating the transaction.
                  c. Warranties and representations of title. The warranties and representations of title by Montrose as provided in paragraph 8(a) below shall be true and correct as of the Closing and Montrose will provide appropriate certificate as of closing so certifying.
                  d. Warranties and representations concerning HSR. FS, Chase, and The Pantry each respectively warrants that they know of no fact, matter, or other consideration that they

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         believe may legally impede or prevent HSR Approval and the stock purchase hereunder.
                  e. Delivery of share certificates. Montrose will, at the closing and upon receipt of the Sales Price, cause the physical delivery to FS and Chase of the share certificates duly endorsed in blank for transfer to FS and Chase or their designees representing said stock to be purchased hereunder, and upon the signing of this agreement, FS and Chase will instruct Chicago Title to deliver the share certificates to Montrose's attorney for retention pending the Closing.
         4.       Termination of All Rights and Interests In, and
Obligation or Duties to The Pantry by Hamner and Rogers. From and after the closing, Hamner and Rogers shall have no rights and interests of any kind in The Pantry, including without limitation, any right or option of purchase of any Pantry stock including any currently vested options, any contract rights, any payment or reimbursement rights, and any employment rights or relationship; and both shall resign any employment, officer or director relationship with The Pantry as of the closing, such resignations to be delivered in writing and delivered with the stock certificates at the Closing. Further, from and after the Closing, Hamner and Rogers shall, except as otherwise provided in this agreement, have no obligations, duties, or responsibilities to The Pantry whatsoever.
         5.       Termination of the Employment Agreement dated
November 30, 1995 between Hamner and The Pantry.  The Employment

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Agreement dated November 30, 1995 between Hamner and The Pantry and all rights and obligations thereunder shall be fully terminated as of the Closing, and Hamner shall then assume and be solely responsible for the sublease and all expenses related to the Durham office space being occupied by Hamner. In consideration of such termination, The Pantry shall pay to Hamner the amount of $750,000, payable by certified check at the Closing, in full settlement and satisfaction of all rights and claims which Hamner has or may have under said Employment Agreement.
         Hamner shall not for a period of three (3) years commencing with the Closing of the stock purchase hereunder engage directly or indirectly in the operation of, or own or have any interest of any kind in, any convenience store or gas station business in any state where The Pantry owns a store on the date of this Agreement (the "Territory"); provided that the foregoing shall not be deemed to restrict Hamner's ownership, directly or as a limited partner, in any of the six store locations that are currently being leased by Hamner, or such partnership, to The Pantry. The foregoing notwithstanding, without being in violation of this non-competition provision Hamner may purchase or invest in up to ten additional individual convenience stores or gas stations in the Territory provided that none of such additional convenience stores or gas stations shall be a newly constructed location within a one mile radius of any Pantry store location in operation on the date of this Agreement, and provided this non-competition provision shall

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not apply to Hamner's serving as a director and being a shareholder of Wendy's.
         6. Stay and Dismissal of the Action With Prejudice. Until the Closing takes place, all discovery and proceedings in the Action shall be stayed by the parties and no further discovery or proceedings shall be undertaken or maintained and immediately upon the closing the parties will cause the Action to be fully dismissed with prejudice. This Stay shall expire if the Closing has not taken place by the Outside Date.
         7.       Mutual Releases.  Upon the occurrence of the Closing:
                  a. Except for the rights and obligations under this Agreement, Montrose, Hamner and Rogers do hereby fully release and discharge FS, Chase (including Baseball Partners, a New York general partnership, Chase affiliates, and members of the Chase Capital Group), and The Pantry, and any employee, officer, director and agent thereof from any and all claims and liabilities, charges, costs, expenses and fees of any kind and nature in any way relating to or arising out of the subject matter of the Action, the Employment Agreement, their employment with The Pantry, The Pantry or the purchase and sale of Pantry stock, provided that this release shall not affect any rights of indemnification owed Hamner and Rogers as directors or officers of The Pantry, which rights shall be deemed to continue as in effect as of the date of this agreement for so long as any such claim may be assertable, and to the extent of insurance, if any, that may apply to any such

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         rights of indemnification, Hamner and Rogers will be listed as insureds so long as such inclusion is at no additional cost or premium;
                  b. Except for the rights and obligations under this Agreement, FS, Chase (including Baseball Partners, a New York general partnership, Chase affiliates, and members of the Chase Capital Group), and The Pantry do hereby fully release and discharge Montrose, Hamner and Rogers and any employee, officer, director and agent thereof from any and all claims and liabilities, charges, costs, expenses and fees of any kind and nature in any way relating to or arising out of the subject matter of the Action, the Employment Agreement, their employment with The Pantry, The Pantry or the purchase and sale of Pantry stock. Chase warrants that it has authority as agent for said above referenced Chase related entities to grant this release.
         8. Representations and warranties by Montrose, Hamner and Rogers.
                  a. Montrose represents and warrants that it is the owner, free and clear of any encumbrances, of all of The Pantry stock subject to this Agreement and being sold to FS and Chase hereunder, has full right and authority to sell and transfer said stock to FS and Chase, and upon delivery of and payment for said stock that FS and Chase will acquire good and marketable title to said stock, free and clear of any and all encumbrances.

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                  b.       Montrose, Hamner and Rogers each respectively
         represents and warrants that:
                           (1) each has not entered into any oral or written commitment, contract, agreement or obligation by or on behalf of The Pantry since November 30, 1995, except any such commitment entered with one or more other officers of The Pantry other than themselves;
                           (2) they have not obligated The Pantry to pay any fee or commission to any broker, finder, investment banker or other agent or representative in connection with the sale, transfer or other disposition of any security of or interest in The Pantry excluding any of such payments heretofore made in connection with the purchase of Pantry stock by FS and Chase on November 30, 1995 and excluding any claims by Prudential; and
                           (3) they know of no fact, matter or other consideration that they believe may legally impede or prevent the stock purchase hereunder.
         9. Status of the Option Agreement. The Option Agreement dated November 30, 1995 between FS and Montrose (the "Option Agreement") shall be suspended from the date of this Agreement until the Closing takes place hereunder and upon the Closing the Option Agreement shall automatically terminate and be of no further force and effect. If the Closing hereunder does not occur by the Outside Date, for any reason other than the failure of Montrose to deliver the stock certificates or failure to satisfy the warranties

                                       -8-

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set forth in Section 8, then the Option Agreement shall be in full force and effect in accordance with its terms and conditions until 90 days following the Outside Date. In the event the Option Agreement is so reinstated, FS, Chase, and The Pantry covenant to use their best efforts to cause The Pantry to fully cooperate in providing operating, financial, and other relevant information on an expedited basis as may be reasonably requested by Montrose in connection with the possible exercise of the Option Agreement, and their obtaining financing or capital therefor, subject to the previously agreed confidentiality agreement.
         If the Closing does not take place by the Outside Date, then FS and Chase shall place all stock in The Pantry owned by them or entities controlled by them into escrow, pursuant to an escrow agreement of terms substantially similar to those previously agreed to by the parties as part of the November 30, 1995 transaction between them. The running of 90 day extension of the Option Agreement described immediately above shall be tolled until said stock is placed into escrow.
         10. Best efforts of Parties. The parties shall employ their best efforts to cause the purchase hereunder to be consummated as herein provided. FS and the Pantry shall cause a full and complete expedited application for HSR Approval (also known as a request for Early Termination) to be sent by overnight mail or FedEx to the F.T.C. within 3 business days of the signing of this Agreement, and shall diligently and in good faith use their best efforts to do all things reasonably necessary to receive HSR Approval by the Approval

                                       -9-

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Deadline, including but not limited to reasonable efforts to remove any impediments to HSR Approval. Montrose shall not, prior to Outside Date, sell or transfer any stock which is subject to this Agreement, nor shall it make any efforts to sell or transfer such stock prior to the Outside Date. FS, Chase, and The Pantry shall not, prior to the expiration of the 90 day period following the Outside Date, sell or transfer any Pantry stock, or make any efforts to do so. Further, prior to the earlier of the Closing or the expiration of the 90 day period following the Outside Date, FS and Chase shall not take any action outside the ordinary course of business or take any action or preparation whatsoever to change the capital structure of The Pantry in any way, including but not limited to the issuance of new equity or debt.
         11. Confidentiality of Pantry Materials. Montrose, Hamner and Rogers will until the Outside Date and from and after the Closing, treat all financial and other non-public materials relating to The Pantry as confidential, and shall not disclose the same to anyone other than their attorneys and accountants, except as ordered by a court of law or as permitted by The Pantry. Further, until the Outside Date and from and after the Closing, Montrose, Hamner and Rogers shall not use, provide or disclose any non-public information relating to The Pantry in any manner adverse to or in competition with The Pantry and upon Closing they will use their reasonable efforts to return to The Pantry all financial and other proprietary materials relating to The Pantry created since January 1, 1995.

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         12. No Prejudicial Effect on Litigation. In addition to such rights as the parties may have under this Agreement, it is specifically and expressly agreed that, by entering into this Agreement no rights of any party in the pending litigation between them, or rights as shareholders of The Pantry, shall be prejudiced in any way. In the event the Closing does not occur by the Outside Date, Montrose shall have the absolute right to proceed in the alternative with the claims in the litigation and/or enforcement of this Agreement. All releases contemplated herein are expressly contingent upon the Closing of the purchase of Montrose's stock by FS and Chase.
         13.      Miscellaneous.
                  a. This Agreement is made in full settlement and resolution of the above matters as between the parties and without any acknowledgment of liability or obligation of any kind other than as herein provided.
                  b. This Agreement shall be governed by the laws of North Carolina, and any dispute arising hereunder shall be litigated in the appropriate North Carolina state court in Durham County, North Carolina, provided the parties will seek to have any such litigation occur in the Business Court of the Superior Court Division.
                  c. In the event of a dispute arising out of this Agreement that necessitates the filing of formal legal proceedings, the prevailing party in said litigation, or in alternative dispute resolution related herein, shall be

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         entitled to collect its reasonable attorneys fees incurred in bringing the action, from the losing party.
                  d. In the event the closing does not occur by reason of the failure of Montrose to deliver the stock certificates evidencing the shares of the capital stock of The Pantry owned by it as contemplated by this Agreement, FS and Chase shall have the right to seek specific performance of this Agreement against Montrose, in addition to all other rights that may be available thereto, whether at law or in equity.
                  e. This agreement may be signed in counterpart and by facsimile copy.
         IN WITNESS WHEREOF the parties have caused this Agreement to be signed by an officer or partner thereto duly authorized, all as of the date above.

FS:                            FREEMAN SPOGLI & CO., INCORPORATED

                               By: /s/ Charles P. Rullman



FSEPIII:                       FS EQUITY PARTNERS III, L.P.
                               a Delaware limited partnership

                               By:      FS Capital Partners, L.P.
                                        Its: General Partner

                                        By:      FS Holdings, Inc.
                                                 Its:  General Partner

                               By: /s/ Charles P. Rullman

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FSEP INTERNATIONAL:             FS EQUITY PARTNERS INTERNATIONAL, L.P.
                                a Delaware limited partnership

                                By:      FS&Co. International, L.P.
                                         Its: General Partner

                                         By:      FS International Holdings
                                                  Limited
                                                  Its:  General Partner

                                By: /s/ Charles P. Rullman


CHASE:                          CHASE MANHATTAN CAPITAL CORPORATION
                                a Delaware corporation

                                By: /s/ Chris Behrens


THE PANTRY:                     THE PANTRY, INC.
                                a Delaware corporation

                                By: /s/ Peter J. Sodini


MVF:                            MONTROSE VALUE FUND LIMITED PARTNERSHIP
                               a North Carolina limited partnership

                                By:      WMR Montrose Company, a North
                                         Carolina general partnership

                                         By:      Montrose Capital Corporation
                                                  Its:  General Partner

                                By: /s/ W. Clay Hamner


MF#6:                           MONTROSE FINANCIAL NO. 6 LIMITED
                                PARTNERSHIP (PANTRY)
                                a North Carolina limited partnership

                                By:      Montrose Capital Associates No. 2
                                         Limited Partnership (Pantry G.P.)
                                         Its:     General Partner

                                         By:      Hamner & Associates, Inc.
                                                  Its:  General Partner


                                By: /s/ W. Clay Hamner

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HAMNER:                                     /s/ W. Clay Hamner
                                            W. CLAY HAMNER


ROGERS:                                     /s/ Wayne M. Rogers
                                            WAYNE M. ROGERS